Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Third Quarter 2013 Results

MINNEAPOLIS, Oct. 22, 2013 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months ended Sept. 30, 2013.

“We reported solid third quarter results in what continues to be a challenging market environment,” said Kevin Gilligan, chairman and chief executive officer. “Our return to operating income growth is further indication of our strengthening fundamentals. We remain confident that our strategic focus on learner success, innovation and brand marketing is positioning Capella for long term, sustainable growth."

For the three months ended Sept. 30, 2013:

•	Revenues were $100.7 million, compared to $99.3 million in the third quarter of 2012, an increase of 1.4 percent.

•	Capella University total enrollment decreased 1.4 percent to 34,503 and new enrollment decreased by 1.3 percent from third quarter 2012.

•	Operating income was $10.5 million, compared to $8.3 million for the same period in 2012. Operating margin was 10.4 percent, compared to 8.3 percent for the third quarter 2012.

•	Net income attributable to Capella Education Company for the third quarter of 2013 was $6.0 million, compared to $5.1 million for the same period in 2012.

•	Net income per diluted share was $0.48, compared to $0.39 for the same period in 2012.

For the nine-month period ended Sept. 30, 2013:

•	Revenues decreased by 1.7 percent to $309.6 million, compared to $314.9 million for the same period in 2012.

•	Operating income for the nine-month period ended Sept. 30, 2013 was $43.2 million, or 13.9 percent of revenue, compared to $44.3 million, or 14.1 percent of revenue during the same period in 2012.

•	Net income attributable to Capella Education Company was $25.2 million, or $2.01 per diluted share, compared to $27.8 million, or $2.07 per diluted share, for the same period in 2012.

Balance Sheet and Cash Flow

As of Sept. 30, 2013, the Company had cash, cash equivalents, and marketable securities of $151.3 million, compared to $115.5 million at Dec. 31, 2012, and no debt for the same periods.

Cash flow from operating activities for the nine months ended Sept. 30, 2013 was $53.2 million compared to $48.7 million in the same period a year ago.

Outlook

For the fourth quarter ending Dec. 31, 2013, Capella University new enrollment growth is expected to decline in the mid-single digit percentage range compared to the fourth quarter 2012. Total enrollment is expected to decline approximately 1.5 to 2.5 percent and consolidated revenue is expected to decline by about 0.5 to 1.5 percent compared to fourth quarter 2012.

The consolidated operating margin is anticipated to be approximately 15 to 16 percent of total revenue for the fourth quarter of 2013.

“Our business is more stable than a few quarters ago despite a still volatile demand environment,” said Steve Polacek, senior vice president and chief financial officer. “We expect to meet our annual performance goals and continue to focus on diligent cost management while making investments in learner success and innovation to drive short and long-term performance.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; changes in the administration, funding and availability for Title IV programs; responding to any governmental inquiries into our financial aid practices; attracting and retaining high quality, academically prepared learners; updating and expanding the content of existing programs and developing new programs; the review of our business, marketing and financial aid practices by governmental authorities, including changes in applicable federal and state laws and regulations and accrediting agency policies; responding to requests for information and complaints from the Minnesota Office of Higher Education and other states; maintaining and expanding existing commercial relationships with employers and developing new such relationships; successfully offering our FlexPath programs; effectively instituting our brand driven marketing strategy; improving our learner persistence and cohort retention rate; improving our conversion rates; keeping up with advances in technology important to the online learner experience; successfully implementing upgrades to our course room; successfully identifying and managing business partnership opportunities; complying with regulations applicable to our international operations; managing financial performance and operational challenges with acquired entities; using business technology to accurately store, process and report relevant data; effectively implementing cost reductions in our business; managing increases in our expenses; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its third quarter 2013 results and outlook during a conference call scheduled today, Oct. 22, 2013, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 69102190. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on Oct. 22, 2013 through Oct. 29, 2013, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 69102190. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns an innovative startup company called Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.

Capella University offers online graduate degree programs in business, counseling, education, health administration, homeland security, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor's degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to help working adults advance in their careers, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 43 graduate and undergraduate degree programs with 144 specializations. As of Sept. 30, 2013, approximately 35,000 learners were enrolled with over 70 percent of learners enrolled in graduate degree programs. For more information about

Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, visit http://www.rdi.co.uk.

Sophia is a first-of-its-kind social education platform that offers students many ways to learn by making free, credible, academic content available to anyone, anywhere, at anytime. The site offers tens of thousands of tutorials created by hundreds of teachers and experts that are taught in a variety of ways. The platform further enhances the learning process by offering quizzes, assessing learning preferences and providing learning paths. For more information, visit www.sophia.org.

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of September 30, 2013	As of December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114,784	$93,220
Marketable securities	36,551	22,279
Accounts receivable, net of allowance of $6,842 at September 30, 2013 and $6,231 at December 31, 2012	16,163	15,900
Prepaid expenses and other current assets	14,454	11,124
Deferred income taxes	3,380	3,481
Total current assets	185,332	146,004
Property and equipment, net	41,114	45,240
Goodwill	16,853	16,970
Intangibles, net	3,265	4,674
Total assets	$246,564	$212,888
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,492	$5,798
Accrued liabilities	34,185	26,392
Deferred revenue	11,157	9,651
Total current liabilities	53,834	41,841
Deferred rent	3,355	4,150
Other liabilities	2,454	6,425
Deferred income taxes	8,069	8,370
Total liabilities	67,712	60,786

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,393 at September 30, 2013 and December 31, 2012	124	124
Additional paid-in capital	102,970	97,716
Accumulated other comprehensive income (loss)	276	(22)
Retained earnings	75,482	54,284
Total shareholders’ equity	178,852	152,102
Total liabilities and shareholders’ equity	$246,564	$212,888

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)
Revenues	$100,703	$99,309	$309,638	$314,889
Costs and expenses:
Instructional costs and services	45,984	47,422	137,851	142,559
Marketing and promotional	26,489	25,674	76,091	76,535
Admissions advisory	6,796	7,488	20,294	22,658
General and administrative	10,924	10,442	32,252	28,861
Total costs and expenses	90,193	91,026	266,488	270,613
Operating income	10,510	8,283	43,150	44,276
Other expense, net	(238)	(21)	(463)	(4)
Income before income taxes	10,272	8,262	42,687	44,272
Income tax expense	4,262	3,139	17,500	16,630
Net income	6,010	5,123	25,187	27,642
Net loss attributable to noncontrolling interest	—	—	—	186
Net income attributable to Capella Education Company	$6,010	$5,123	$25,187	$27,828
Net income attributable to Capella Education Company per common share:
Basic	$0.48	$0.39	$2.03	$2.08
Diluted	$0.48	$0.39	$2.01	$2.07
Weighted average number of common shares outstanding:
Basic	12,394	12,974	12,394	13,351
Diluted	12,591	13,033	12,522	13,412

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Operating activities
Net income	$25,187	$27,642
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	11,225	11,997
Depreciation and amortization	19,717	21,721
Amortization of investment discount/premium	540	590
Impairment of property and equipment	229	1,150
Loss on disposal of property and equipment	46	78
Share-based compensation	3,991	3,108
Excess tax benefits from share-based compensation	(134)	(64)
Deferred income taxes	(242)	(1,577)
Changes in operating assets and liabilities:
Accounts receivable	(11,519)	(11,337)
Prepaid expenses and other current assets	(1,006)	2,329
Accounts payable and accrued liabilities	6,863	(5,710)
Income tax payable	(2,536)	(5,164)
Deferred rent	(795)	(66)
Deferred revenue	1,622	3,988
Net cash provided by operating activities	53,188	48,685
Investing activities
Capital expenditures	(14,801)	(17,964)
Proceeds from the sale of property and equipment	—	303
Redemption of noncontrolling interest	—	(1,576)
Purchases of marketable securities	(22,426)	(653)
Sales and maturities of marketable securities	7,635	46,650
Net cash provided by (used in) investing activities	(29,592)	26,760
Financing activities
Excess tax benefits from share-based compensation	134	64
Net proceeds from exercise of stock options	2,684	577
Repurchases of common stock	(4,808)	(38,764)
Net cash used in financing activities	(1,990)	(38,123)
Effect of foreign exchange rates on cash	(42)	(5)
Net increase in cash and cash equivalents	21,564	37,317
Cash and cash equivalents at beginning of period	93,220	61,977
Cash and cash equivalents at end of period	$114,784	$99,294
Supplemental disclosures of cash flow information
Income taxes paid	$20,283	$23,449
Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$366	$433

CAPELLA UNIVERSITY
Other Information

	September 30,
Enrollment by Degree (a):	2013	2012	% Change
PhD/Doctoral	10,540	10,836	(2.7)%
Master's	14,478	15,374	(5.8)%
Bachelor's	8,555	8,013	6.8%
Other	930	766	21.4%
Total	34,503	34,989	(1.4)%

(a) Enrollment as of September 30, 2013 and 2012 is the enrollment as of the last day of classes for the quarter ended September 30, 2013 and 2012, respectively.